CERTIFICATE OF OWNERSHIP

OF

EUROWEB INTERNATIONAL CORP.
(a Delaware corporation)

AND

EMVELCO CORP.
(a Delaware corporation)

UNDER SECTION 253 OF THE GENERAL CORPORATION LAW

OF THE STATE OF DELAWARE

The undersigned corporations organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DO HEREBY CERTIFY:

FIRST:        That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

            NAME      STATE OF INCORPORATION

            Euroweb International Corp.      Delaware

            EMVELCO Corp.         Delaware

SECOND:   That 100% of the outstanding stock of EMVELCO Corp. is owned by Euroweb International Corp.

THIRD:       That the name of the surviving corporation of the merger is Euroweb International Corp., which will continue its existence as said surviving corporation under the name EMVELCO Corp.

FOURTH:   That the Certificate of Incorporation of Euroweb International Corp., a Delaware corporation, the surviving corporation, shall be the Certificate of Incorporation of the surviving corporation, except that article FIRST relating to the name shall be struck and shall be substituted in lieu therefor the following article:

“FIRST:      The name of the corporation is EMVELCO Corp.”

FOURTH:   That the members of the Board of Directors of Euroweb International Corp. unanimously adopted the following resolution by written consent on the 20th day of November, 2006:

RESOLVED, that the Company's wholly-owned subsidiary, EMVELCO Corp. be merged with and into the Company, and that upon the filing of the appropriate certificate of Merger with the Secretary of State of the State of Delaware, the Company's name shall be changed to EMVELCO Corp.

FIFTH:        This merger shall be effective on November 30th, 2006.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this 20th day of November, 2006.

EUROWEB INTERNATIONAL CORP.

By:	/s/ Yossi Attia
Name: Yossi Attia
Title: Chief Executive Officer

EMVELCO CORP.

By:	/s/Yossi Attia
Name: Yossi Attia
Title: Chief Executive Officer